                                                                    EXHIBIT 11.1

                               HEARTSTREAM, INC.
                       COMPUTATION OF NET LOSS PER SHARE

                                                      Three Months Ended June 30,      Six Months Ended June 30,
                                                      ---------------------------     --------------------------
                                                         1997            1996            1997           1996
                                                      -----------     -----------     -----------    -----------
Net loss...........................................   $(4,142,778)    $(2,779,629)    $(8,268,147)   $(4,870,521)
                                                      -----------     -----------     -----------    -----------
Shares used in calculating historical net loss per
 share:
 Weighted average shares outstanding...............    11,743,757      11,427,645      11,709,184      9,697,880
 Net effect of preferred stock issued, after giving
  effect to the conversion into common stock, at
  less than the offering price during the 12 months
  prior to the Company's filing of its initial
  public offering, calculated using the treasury
  stock method at an offering price of $13 per
  share, and treated as outstanding for all periods
  prior to the closing date of the Company's
  initial public offering..........................            --              --              --        203,610
 Net effect of stock options granted or exercised
  at less than the offering price during the 12
  months prior to the Company's filing of its
  initial public offering, calculated using the
  treasury stock method at an offering price of
  $13 per share, and treated as outstanding for
  all periods prior to the closing date of the
  Company's initial public offering................            --              --              --         75,094
                                                       ----------     -----------     -----------    -----------
Shares used in computation of historical net loss
 per share.........................................    11,743,757      11,427,645      11,709,184      9,976,584
                                                       ----------     -----------     -----------    -----------
Historical net loss per share......................    $    (0.35)    $     (0.24)    $     (0.71)   $     (0.49)
                                                       ==========     ===========     ===========    ===========
Net loss...........................................                                                  $(4,870,521)
                                                                                                     -----------
Shares used in calculating pro forma net loss per
 share:
 Weighted average shares outstanding...............                                                    9,697,880
 Weighted average common shares giving effect to
  the conversion of preferred stock into common
  for all periods subsequent to issuance...........                                                    1,020,386
Net effect of stock options granted or exercised at
 less than the offering price during the 12 months
 prior to the Company's filing of its initial
 public offering, calculated using the treasury
 stock method at an offering price of $13 per
 share, and treated as outstanding for all periods
 prior to the closing date of the Company's initial
 public offering...................................                                                       75,094
                                                                                                     -----------
Shares used in computation of pro forma net loss
 per share.........................................                                                   10,793,360
                                                                                                     -----------
Pro forma net loss per share.......................                                                  $     (0.45)
                                                                                                     ===========
